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                                                                    EXHIBIT 22.1

                       NATIONAL EQUIPMENT SERVICES, INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                CERTIFICATE AND REPORT OF INSPECTOR OF ELECTION
                -----------------------------------------------

     The undersigned, the duly appointed Inspector of Election at the Annual Meeting of Stockholders (the "Annual Meeting") of National Equipment Services, Inc., a Delaware corporation (the "Company"), held on May 26, 2000, pursuant to
Section 231 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that the following is an accurate report of the votes of the stockholders of the Company at the Annual Meeting:

(1) The number of shares of Common Stock of the Company issued and outstanding and entitled to vote on matters submitted at the Annual Meeting to the holders of Common Stock was 21,905,887.

(2) There were present at the Annual Meeting, in person or by proxy, holders of 20,744,653 shares of Common Stock, which is 94.70% of the total number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting and which constituted a quorum for purposes of voting on each of the matters submitted to the stockholders for their vote.

(3)  I tabulated the votes with respect to the election of directors, and Kevin
     P. Rodgers received 20,736,270 votes and William Kessinger received 20,565,289 votes.

(4) Each of Kevin P. Rodgers and William Kessinger received a plurality of the votes cast by the holders of the Common Stock and I hereby declare and certify to the Secretary of the Company that each of Kevin P. Rodgers and William Kessinger has been duly elected as a director of the Company.

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(5)  I tabulated the votes with respect to the resolution regarding ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2000 and such proposal received the number of votes set forth below:


Number of Votes
---------------------
For        20,731,051
Against        10,162
Abstain         3,440

Since a majority of the votes cast by the holders of the Common Stock present and voting at the meeting were votes for approval, I hereby declare and certify to the Secretary of the Company that such resolution has been approved by the stockholders of the Company.
                                 *  *  *  *  *

       IN WITNESS WHEREOF, I have executed this Certificate the 26th day of May, 2000.


By:      /s/ Thomas Rolek
         ---------------------------------
Print:  Thomas Rolek

On behalf of Harris Trust and Savings Bank